UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 24, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 4 pages

The Exhibit Index is located on page 4.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Eighth Amendment to LaSalle Loan Agreement.

On September 24, 2007 IMPCO Technologies, Inc. (“IMPCO”), a wholly owned subsidiary of Fuel Systems Solutions, Inc. (“Fuel Systems”), and LaSalle Business Credit, LLC (“LaSalle”) entered into an Eighth Amendment to Loan and Security Agreement, to amend the revolving Loan and Security Agreement dated July 18, 2003, as amended (the “Eighth Amendment”).

Pursuant to the Eighth Amendment, LaSalle and the other lenders party to this loan agreement have agreed to waive the company’s current defaults under the loan, extend the time by which the Fuel Systems 2006 financial statements and 2007 first and second quarter financial statements must be delivered to LaSalle to September 30, 2007 and reduced the maximum amount the company can borrow on a revolving basis to $8.0 million. A copy of the Eighth Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Eighth Amendment to the Loan and Security Agreement, dated September 24, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: September 28, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eighth Amendment to the Loan and Security Agreement, dated September 24, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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